Exhibit 99.1
For Immediate Release
Contact: Gene Cassis, Vice President of Investor Relations, 508-482-2349
Waters Reports First Quarter 2010 Financial Results
Milford, Massachusetts, April 27, 2010 — Waters Corporation (NYSE/WAT) reported first quarter 2010 sales of $368 million, an increase of 10% from sales of $333 million in the first quarter of 2009. In the quarter, foreign currency translation increased sales growth rate by 4% and, on a currency neutral basis, sales increased by 6% in comparison to the prior year’s first quarter sales. On a GAAP basis, earnings per diluted share (E.P.S.) for the first quarter of 2010 were $0.79, compared to $0.75 for the first quarter of 2009. On a non-GAAP basis, including the adjustments in the attached reconciliation, E.P.S. grew 9% to $0.81 from $0.74 in the first quarter of 2009.
Commenting on the Company’s performance, Douglas Berthiaume, Chairman, President and Chief Executive Officer said, “Strong demand for our new products and improving end-markets contributed to our sales growth in the first quarter. Shipments of our new instrument systems, including the Synapt™ G-2 and ACQUITY UPLC® H-Class, ramped up nicely in the quarter while our TA Instruments sales returned to growth based on strong product positions and improving demand from industrial chemical customers.”
As communicated in a prior press release, Waters Corporation will webcast its first quarter 2010 financial results conference call this morning, April 27, 2010 at 8:30 a.m. eastern time. To listen to the call, connect to www.waters.com, choose “Investor Relations” and click on the “Live Webcast”. A replay will be available through May 4, 2010 at midnight eastern time, similarly by webcast and also by phone at 402-220-3911.
About Waters Corporation
For over 50 years, Waters Corporation has created business advantages for laboratory-dependent organizations by delivering practical and sustainable innovation to enable significant advancements in such areas as healthcare delivery, environmental management, food safety, and water quality worldwide.
Pioneering a connected portfolio of separations science, laboratory information management, mass spectrometry and thermal analysis, Waters® technology breakthroughs and laboratory solutions provide an enduring platform for customer success.
With revenue of $1.5 billion in 2009 and 5,200 employees, Waters is driving scientific discovery and operational excellence for customers worldwide.
Waters, Synapt, ACQUITY and UPLC are registered trademarks of Waters Corporation.

CAUTIONARY STATEMENT
This release may contain “forward-looking” statements regarding future results and events, including statements regarding expected financial results, future growth and customer demand that involve a number of risks and uncertainties. For this purpose, any statements that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words, “believes”, “anticipates”, “plans”, “expects”, “intends”, “appears”, “estimates”, “projects”, and similar expressions are intended to identify forward-looking statements. The Company’s actual future results may differ significantly from the results discussed in the forward-looking statements within this release for a variety of reasons, including and without limitation, the impact on demand among the Company’s various market sectors from current economic difficulties and uncertainties; the impact of changes in accounting principles and practices or tax rates; shifts in taxable income in jurisdictions with different effective tax rates; the ability to access capital in volatile market conditions; the ability to successfully integrate acquired businesses; fluctuations in capital expenditures by the Company’s customers, in particular large pharmaceutical companies; regulatory and/or administrative obstacles to the timely completion of purchase order documentation; introduction of competing products by other companies and loss of market share; pressures on prices from competitors and/or customers; regulatory obstacles to new product introductions; lack of acceptance of new products; other changes in the demands of the Company’s healthcare and pharmaceutical company customers; changes in distribution of the Company’s products; risks associated with lawsuits and other legal actions, particularly involving claims for infringement of patents and other intellectual property rights; and foreign exchange rate fluctuations potentially affecting translation of the Company’s future non-U.S. operating results. Such factors and others are discussed more fully in the section entitled “Risk Factors” of the Company’s annual report on Form 10-K for the year ended December 31, 2009 as filed with the Securities and Exchange Commission, which “Risk Factors” discussion is incorporated by reference in this release. The forward-looking statements included in this release represent the Company’s estimates or views as of the date of this release report and should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this release.

Waters Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands and unaudited)

	April 3, 2010	December 31, 2009

Cash, cash equivalents and short-term investments	692,180	630,257
Accounts receivable	313,951	314,247
Inventories	189,221	178,666
Other current assets	53,865	49,206
Total current assets	1,249,217	1,172,376

Property, plant and equipment, net	208,957	210,926
Other assets	523,068	524,629
Total assets	1,981,242	1,907,931

Notes payable and debt	12,382	131,772
Accounts payable and accrued expenses	292,822	262,796
Total current liabilities	305,204	394,568

Long-term debt	700,000	500,000
Other long-term liabilities	162,996	164,414
Total liabilities	1,168,200	1,058,982

Total equity	813,042	848,949
Total liabilities and equity	1,981,242	1,907,931

Waters Corporation and Subsidiaries
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	(Unaudited)
	Three Months Ended
	April 3, 2010	April 4, 2009
Net sales	$367,700	$333,052
Cost of sales	145,932	127,454
Gross profit	221,768	205,598
Selling and administrative expenses (1) (2) (4)	106,693	99,159
Research and development expenses	20,076	18,332
Purchased intangibles amortization	2,642	2,616
Operating income	92,357	85,491
Interest expense, net	(2,285)	(2,222)
Income from operations before income taxes	90,072	83,269
Provision for income taxes (3)	14,554	9,922
Net income	$75,518	$73,347
Net income per basic common share	$0.81	$0.75
Weighted-average number of basic common shares	93,629	97,304
Net income per diluted common share	$0.79	$0.75
Weighted-average number of diluted common shares and equivalents	95,223	97,927

(1)	Included in selling and administrative expenses for both the three months ended April 3, 2010 and April 4, 2009 are restructuring costs of $1 million related to cost reduction plans.

(2)	Included in selling and administrative expenses for the three months ended April 3, 2010 is $1 million of costs associated with asset impairments related to certain Company facilities.

(3)	Included in the provision for income taxes for the three months ended April 3, 2010 is a $2 million tax benefit related to the resolution of a pre-acquisition tax exposure.

Included in the provision for income taxes for the three months ended April 4, 2009 is approximately $5 million of tax benefit associated with the reversal of a $5 million tax provision, which was originally recorded in 2008, related to the reorganization of certain foreign legal entities. The recognition of this tax benefit in 2009 was a result of changes in income tax regulations promulgated by the U.S. Treasury in February 2009.

(4)	Included in selling and administrative expenses for the three months ended April 4, 2009 are acquisition and other related costs of $1 million related to recent acquisitions.

Waters Corporation and Subsidiaries
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	(Unaudited)
	Three Months Ended
	April 3, 2010	April 4, 2009
Reconciliation of net income per diluted share, in accordance with generally accepted accounting principles, with adjusted results:
Net income per diluted share	$0.79	$0.75

Adjustment for purchased intangibles amortization, net of tax	1,911	1,819
Net income per diluted share effect	0.02	0.02

Adjustment for restructuring costs, net of tax	524	643
Net income per diluted share effect	0.01	0.01

Adjustment for asset impairments, net of tax	624	—
Net income per diluted share effect	0.01	—

Adjustment for one-time tax benefits	(1,500)	(4,555)
Net income per diluted share effect	(0.02)	(0.05)

Adjustment for acquisition-related costs, net of tax	—	1,078
Net income per diluted share effect	—	0.01

Adjusted net income per diluted share	$0.81	$0.74

The adjusted net income per diluted share presented above is used by the management of the Company to measure operating performance with prior periods and is not in accordance with generally accepted accounting principles (GAAP). The above reconciliation identifies items management has excluded as non-operational transactions, net of the effective applicable statutory tax rates. Management has excluded the purchased intangibles amortization, restructuring costs, asset impairments, one-time tax benefits and acquisition-related costs from its non-GAAP adjusted amounts since management believes that these items are not directly related to ongoing operations, thereby providing management and investors with information that may help them to compare ongoing operating performance.